Exhibit 16.1

November 11, 2021

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Gold Entertainment Group, Inc.

Commission File No. 000-28571

We have read the statements that Gold Entertainment Group, Inc. included under Item 4.01 of the Form 8-K report dated November 11, 2021, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC) Farmington, UT